                                                               Exhibit 99.5


               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

        The following unaudited Pro Forma Condensed Financial Information and explanatory notes are presented to show the impact on the historical financial position and results of operations of M&I from the Merger with Security.

        In accordance with the Merger Agreement, each share of Security's Common Stock outstanding will be converted in the Merger into the right to receive, at the election of the holder, M&I Common Stock or cash or some combination thereof provided that, the aggregate number of shares of M&I Common Stock issued in the Merger is equal to or nearly equal to 12,327,390 shares and the cash consideration is equal to or nearly equal to $376,335,605.

        The unaudited Pro Forma Condensed Financial Information reflects the Merger using the purchase method of accounting. The cash component of the purchase price was funded by the liquidation of investment securities held by Security as available for sale.

        The unaudited Pro Forma Condensed Balance Sheet assumes that the Merger was consummated on June 30, 1997. Certain amounts in Security's historical balance sheet as shown have been reclassified to conform to M&I's presentation. The unaudited Pro Forma Condensed Statements of Income assumes that the Merger was consummated on January 1, 1997 and reflects the consolidation of the results of operations of M&I and Security for the six months ended June 30, 1997.

        The unaudited Pro Forma Condensed Financial Information reflects the Merger based on preliminary purchase accounting adjustments. Estimates relating to the fair value of certain assets, liabilities and other items have been made as more fully described in the Notes to the unaudited Pro Forma Condensed Financial Information. Actual adjustments, which may include adjustments to additional assets, liabilities and other items, will be made on the basis of appraisals and evaluations as of October 1, 1997, and, therefore, will differ from those reflected in the unaudited Pro Forma Condensed Financial Information.

        Regulatory approvals of the Merger were conditioned upon divestitures of certain bank branches. No adjustment for divestitures has been included in the unaudited Pro Forma Condensed Financial Information. Seven branches with total deposits of approximately $128 million will be divested in conjunction with the Merger.

        The combined company expects to achieve substantial Merger benefits primarily in the area of operating cost savings. The unaudited pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of operations of M&I and Security, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings to be realized.

        The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of M&I and Security.

        The unaudited Pro Forma Condensed Financial Information is intended for information purposes and is not necessarily indicative of the future financial position or future results of the combined company or of the financial position or the results of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or for the period presented.

                       PRO FORMA CONDENSED BALANCE SHEET
                             (Dollars in Thousands)
                                  (Unaudited)

                                                                At June 30, 1997
                                   ----------------------------------------------------------------------------
                                                                 M&I
                                                                 and
                                                               Security    Pro Forma                 Pro Forma
                                       M&I        Security     Combined   Adjustments                Combined
ASSETS                             ------------ ------------ ------------ ------------------------ ------------
 Cash and cash equivalents            $930,595      $32,110     $962,705                              $962,705
 Trading securities & other
   short-term investments               88,713           --       88,713                                88,713
 Investment securities:
  Available for sale                 2,985,904      721,714    3,707,618     (376,336)   (1)(2)      3,331,282
  Held to maturity                     850,339           --      850,339                               850,339
 Loans and leases                    9,912,723    2,820,456   12,733,179       40,050      (3)      12,773,229
 Less: Allowance for loan losses       155,620       40,632      196,252                               196,252
                                   ------------ ------------ ------------ ------------             ------------
 Net loans and leases                9,757,103    2,779,824   12,536,927       40,050               12,576,977
 Premises and equipment, net           319,354       23,775      343,129       (6,170)     (4)         336,959
 Intangibles                            71,263        2,479       73,742      318,325  (1)(3)(4)(5)    392,067
 Other assets                          411,393      125,002      536,395        8,023      (5)         544,418
                                   ------------ ------------ ------------ ------------             ------------
Total Assets                       $15,414,664   $3,684,904  $19,099,568     ($16,108)             $19,083,460
                                   ============ ============ ============ ============             ============

LIABILITIES and SHAREHOLDERS' EQUITY

 Deposits
  Noninterest bearing               $2,443,022      $58,009   $2,501,031                            $2,501,031
  Interest bearing                   8,740,638    2,289,405   11,030,043                            11,030,043
                                   ------------ ------------ ------------ ------------             ------------
 Total deposits                     11,183,660    2,347,414   13,531,074           --               13,531,074
 Total borrowings                    2,486,110      652,354    3,138,464                             3,138,464
 Accrued expenses and
   other liabilities                   409,749       90,155      499,904      118,907    (1)(6)        618,811
                                   ------------ ------------ ------------ ------------             ------------
Total liabilities                   14,079,519    3,089,923   17,169,442      118,907               17,288,349

Shareholders' equity

 Preferred stock                           685           --          685
 Common stock                           99,494       10,810      110,304        1,518      (1)         111,822
 Additional paid-in capital            207,901      261,630      469,531      189,784      (1)         659,315
 Retained earnings                   1,283,797      413,878    1,697,675     (413,878)     (1)       1,283,797
 Unrealized gain on
   securities available
   for sale, net of tax                 28,008       10,072       38,080      (10,072)     (1)          28,008
 Less:
     Treasury stock, at cost           283,686       80,944      364,630      (80,944)     (1)         283,686
     Unearned ESOP Compensation             --       13,872       13,872      (13,872)     (1)              --
     Other Deferred Compensation         1,054        6,593        7,647       (2,817)     (1)           4,830
                                   ------------ ------------ ------------ ------------             ------------
Total shareholders' equity           1,335,145      594,981    1,930,126     (135,015)               1,795,111
                                   ------------ ------------ ------------ ------------             ------------
Total Liabilities and
  Shareholders' Equity             $15,414,664   $3,684,904  $19,099,568     ($16,108)             $19,083,460
                                   ============ ============ ============ ============             ============

See Notes to the Unaudited Pro Forma Condensed Financial Information

                        PRO FORMA CONDENSED STATEMENT OF INCOME
                     (Dollars in thousands, except per share data)
                                      (Unaudited)

                                                    For the six months ended June 30, 1997
                                     ----------------------------------------------------------------------
                                                                 M&I
                                                                 and
                                                               Security    Pro Forma            Pro Forma
                                       M&I        Security     Combined   Adjustments            Combined
                                   ------------ ------------ ------------ -------------------- ------------
Interest income
  Loans and leases                    $399,215     $114,460     $513,675      ($1,430) (8)        $512,245
  Investment securities                119,916       23,048      142,964      (13,002) (9)(10)     129,962
  Trading securities and other
    short-term investments               6,072          407        6,479                             6,479
                                   ------------ ------------ ------------ ------------         ------------
Total interest income                  525,203      137,915      663,118      (14,432)             648,686

Interest expense:
  Deposits                             193,039       54,123      247,162                           247,162
  Borrowings                            69,282       19,186       88,468                            88,468
                                   ------------ ------------ ------------ ------------         ------------
Total interest expense:                262,321       73,309      335,630           --              335,630
                                   ------------ ------------ ------------ ------------         ------------
Net interest income                    262,882       64,606      327,488      (14,432)             313,056

Provision for loan losses                8,617           --        8,617                             8,617
                                   ------------ ------------ ------------ ------------         ------------
Net interest income after
  provision for losses                 254,265       64,606      318,871      (14,432)             304,439

Other income
  Data processing services             162,421           --      162,421                           162,421
  Trust services                        37,729           --       37,729                            37,729
  Securities gains (losses)                816           --          816
  Other,net                             75,216       11,301       86,517                            86,517
                                   ------------ ------------ ------------ ------------         ------------
Total other income                     276,182       11,301      287,483           --              287,483

Other expense
  Salaries and employee benefits       213,264       18,667      231,931                           231,931
  Net occupancy                         20,022        2,470       22,492                            22,492
  Equipment                             42,442        1,274       43,716                            43,716
  Amortization                           6,064          387        6,451       12,224  (11)         18,675
  Other                                 81,502       12,129       93,631                            93,631
                                   ------------ ------------ ------------ ------------         ------------
Total other expense                    363,294       34,927      398,221       12,224              410,445
                                   ------------ ------------ ------------ ------------         ------------
Income before income taxes             167,153       40,980      208,133      (26,656)             181,477

Provision for income taxes              55,732       12,901       68,633       (8,474) (12)         60,159
                                   ------------ ------------ ------------ ------------         ------------
Net income                            $111,421      $28,079     $139,500     ($18,182)            $121,318
                                   ============ ============ ============ ============         ============

Net Income Per Common Share (13):
  Primary                                $1.15        $3.00                                          $1.10
  Fully diluted                          $1.14        $2.99                                          $1.09

See Notes to the Unaudited Pro Forma Condensed Financial information

                          NOTES TO THE UNAUDITED PRO FORMA
                          CONDENSED FINANCIAL INFORMATION
            (Dollars in Thousands, Shares and Per Share Amounts Actuals)

        The unaudited Pro Forma Condensed Financial Information is based on the following adjustments and related assumptions. The actual purchase accounting adjustments will be made on the basis of appraisals and evaluations as of October 1, 1997, and, therefore, will differ from those reflected in the unaudited Pro Forma Condensed Financial Information.

A summary of the purchase accounting adjustments to record the Merger used in preparation of the unaudited Pro Forma Condensed Balance Sheet is as follows:

                                                Increase (Decrease)
     ------------------------------------------------------------------------------------------------------
                  Investment                                                        Accrued
     Adjustment   Securities               Premises and                            Expenses
     Reference    Available                  Equipment,                   Other    and Other  Shareholders'
       Number      For Sale       Loans         Net      Intangibles     Assets   Liabilities    Equity
     ----------  ------------ ------------ ------------ ------------- ----------- ----------- -------------
       (1)(2)      ($376,336)          --           --      $227,449          --    ($13,872)    ($135,015)

         (3)              --       40,050           --       (40,050)         --          --            --

        (4)               --           --       (6,170)        6,170          --          --            --

        (5)               --           --           --        (8,023)       8,023         --            --

        (6)               --           --           --       132,779          --     132,779            --
                 ------------ ------------ ------------ ------------- ----------- ----------- -------------
                   ($376,336)     $40,050      ($6,170)     $318,325      $8,023    $118,907     ($135,015)
                 ============ ============ ============ ============= =========== =========== =============

The purchase accounting adjustments to record the Merger used in the preparation of the unaudited Pro Forma Condensed Balance Sheets are:

                                                                 June 30, 1997
                                                         ---------------------------
(1)   Security Capital Corporation at:
        Common Stock issued                                 10,810,000
        Treasury stock to be canceled                       (1,601,668)
        Restricted stock unawarded to be canceled             (112,700)
                                                           ------------
      Security Common Stock outstanding as adjusted (a)                   9,095,632
      Implied Exchange Ratio                                                 1.3553
                                                                        ------------
      M&I Common Stock to be issued                                      12,327,390
                                                                        ============

      Assumed  M&I Common Stock consideration                              $459,966
      Cash Consideration                                                    376,336
                                                                        ------------
      Assumed total consideration                                          $836,302

      Historical net assets acquired:
        Total stockholders' equity                            $594,981
        Assumed payout of ESOP note payable                     13,872
        Accrue payout of nonqualified stock options            (46,253)
                                                           ------------
      Assumed historical net assets acquired (b)                            562,600
                                                                        ------------
      Assumed premium to allocate                                          $273,702
                                                                        ============
      Adjustments to fair value of net assets acquired:
        Premises and equipment                                              ($6,170)
        Loans                                                                40,050
        Other liabilities                                                   (86,526)
        Other assets                                                          8,023
        Intangibles                                                         318,325
                                                                        ------------
      Assumed adjustments to fair value of net
        assets acquired                                                    $273,702
                                                                        ============


        (a) The number of shares of Security's Common Stock to be exchanged were those outstanding on October 1, 1997. The number of Security's shares outstanding on June 30, 1997, as adjusted, has been used in the pro forma computations.

        (b) The historical net assets acquired were determined as at October 1, 1997. The historical net assets, as adjusted, for Security as of June 30, 1997, has been used in the pro forma computations.

                        NOTES TO THE UNAUDITED PRO FORMA
                  CONDENSED FINANCIAL INFORMATION - (Continued)


(2) The unaudited Pro Forma Condensed Financial Information assumes the funding of the cash component of the consideration is provided by the liquidation of investment securities available for sale.

(3) Reflects the preliminary estimate of premium associated with establishing fair value for loans and leases.

(4) Reflects the preliminary estimate of writedowns associated with duplicate facilities, equipment and leasehold interests to be disposed of.

(5) Represents the estimated net tax asset associated with adjustments to fair value of net assets acquired and the accrued payout for nonqualified stock options assuming an income tax rate of 40% along with the write-down of prepaid expenses which have no future benefit.

(6) Reflects the preliminary estimates of legal, accounting and investment bankers' fees associated with the Merger, costs to convert Security's processing systems to M&I systems, severance benefits associated with the elimination of duplicate employment positions at Security, incentive stock option plans which will roll into M&I and the accrued payout for nonqualified stock options.

(7) Represents preliminary estimates of identifiable intangibles (mortgage servicing rights and core deposit premiums) and goodwill. Since the final determination of adjustments to assets and liabilities will be made based upon the fair values as of October 1, 1997, and after appraisals and evaluations are complete, the final amounts will differ from the estimates provided herein.

The purchase accounting adjustments to record the Merger used in the preparation of the unaudited Pro Forma Condensed Statements of Income are summarized below:

                                                                    Six Months
                                                                      Ended
                                                                  June 30, 1997
                                                                 --------------
(8)     Reflects the estimated amortization of the premium
        related to loans and leases line basis over the
        estimated maturities of the affected loans and leases
        using average life of 14 years                                  ($1,430)

(9)     Reflects the estimated reduction in interest income
        from investment securities liquidated to fund the
        cash component of the Merger consideration assuming
        an interest rate of 6.75%                                     ($12,701)

(10)    Reflects the estimated amortization of the premium
        related to investment securities assumed to be retained
        on a straight-line basis over the estimated maturities
        of the affected securities using an estimated weighted
        average life of 3.4 years                                         ($301)
                                                                  --------------
        Estimated total impact on interest income                      ($14,432)
                                                                  ==============

(11) Reflects the amortization of identifiable intangibles and goodwill assuming the following estimated lives (in years):

        Mortgage servicing            10 years accelerated                 $683
        Core deposit premium          10 years accelerated                6,072
        Goodwill                      25 years straight-line              5,469
                                                                  --------------
                                                                        $12,224
                                                                  ==============

(12) Income tax expense on pro forma adjustments is reflected using a 40% tax rate.

(13) The pro forma earnings per share include the effect of the adjustments described above, the issuance of 12,327,390 shares of M&I Common Stock and the common stock equivalents associated with incentive stock option plans which will roll into M&I and are assumed to be outstanding throughout the periods presented.